Exhibit 10.i

                               SUB-LEASE AGREEMENT

                                 by and between

                           UNITED BANK OF PENNSYLVANIA

                                  (as Landlord)

                                       and

                          U. S. MORTGAGE BANKERS, INC.

                                   (as Tenant)


                               Dated: July 1, 2005




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                                                                      Page
                                TABLE OF CONTENTS


1.        Definitions...................................................1
2.        Prime Lease and Premises......................................3
3.        As Is Condition of Premises...................................4
4.        Use of Premises...............................................4
5.        Fixed Basic Rent..............................................4
6.        Additional Rent; Tenant's Personalty..........................4
7.        Operating Costs; Real Estate Taxes............................5
8.        Interest and Late Charge......................................5
9.        Indemnification...............................................5
10.       Insurance.....................................................5
11.       Repairs and Maintenance.......................................8
12.       Utilities and Services........................................8
13.       Governmental Regulations......................................9
14.       Alterations, Additions and Fixtures...........................9
15.       Mechanic's Liens.............................................10
16.       Landlord's Right of Entry....................................11
17.       Damage by Fire or Other Casualty; Condemnation...............12
18.       Non-Abatement of Rent........................................12
19.       Quiet Enjoyment..............................................12
20.       Rules and Regulations........................................12
21.       Assignment and Sublease......................................12
22.       Subordination................................................13
23.       Curing Tenant's Defaults.....................................13
24.       Surrender....................................................13
25.       Defaults-Remedies............................................14
26.       Condition of Premises........................................17
27.       Hazardous Substances.........................................18
28.       Recording....................................................18
29.       Broker.......................................................18
30.       Prime Landlord Consent.......................................18
31.       Notices......................................................19
32.       Irrevocable Offer:  No Option................................19
33.       Inability to Perform.........................................19
34.       Survival.....................................................19
35.       Corporate Tenants............................................19
36.       Waiver of Invalidity of Lease................................20
37.       Rights Reserved by Landlord..................................20
38.       Miscellaneous................................................20


EXHIBIT A - PREMISES
EXHIBIT B - SUBLEASE
EXHIBIT C - PRIME LEASE


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                               SUB-LEASE AGREEMENT

                  THIS SUB-LEASE AGREEMENT (the "Lease") is dated July 1, 2005, by and between UNITED BANK OF PHILADELPHIA, Pennsylvania banking corporation ("Landlord") whose address is 30 South 15th Street, Suite 1200, Philadelphia, Pennsylvania 19102, and, U. S. MORTGAGE BANKERS, INC., a New Jersey corporation ( "Tenant") whose address is 3 United States Avenue, Gibbsboro, New Jersey 08026.

                                   Background:

         A. Landlord leases certain space located on the first floor of the building commonly known as the Graham Building, located at 30 South 15th Street, Philadelphia, Pennsylvania, from Citizens Bank of Pennsylvania a Pennsylvania state-chartered bank ("Sub-Landlord") whose address is 801 Market Street, Philadelphia, Pennsylvania 19101 which said space is leased by the Sub-Landlord from a Riggs & Co., a division of Riggs Bank N.A., as trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section
9.18 ("Prime Landlord") pursuant to the terms of that certain Lease dated September 8, 1999 by and between Landlord and Prime Landlord.

         B. Landlord desires to sub-lease the Premises to Tenant and Tenant desires to accept same from Landlord in accordance with and subject to the terms and conditions hereinafter set forth.

                                   Agreement:

          For and in consideration of the covenants contained in this Lease and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, agree as follows:

1. Definitions. In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease.

      A. Additional Rent shall mean all sums defined as Additional Rent in or pursuant to the Prime Lease and any and all other sums, in addition to Fixed Basic Rent payable by Tenant to Landlord or to third parties pursuant to the provisions of the Lease.

      B. Broker shall mean CB Richard Ellis.

      C. Building shall mean the building known as the Graham Building with an address of 30 South 15th Street, Philadelphia, Pennsylvania.

      D. Commencement Date shall mean July 1, 2005.




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      E. Exhibits shall be the following, attached to this Lease and incorporated in this Lease and made a part of this Lease:

                            Exhibit A                           Premises
                            Exhibit B                           Sublease
                            Exhibit C                           Prime Lease

      F. Expiration Date shall mean September 29, 2009.

      G. Fixed Basic Rent shall mean, with respect to each Lease Year, the following amounts:

     ------------------------------------------------------------------------
                    Lease Year           Annual Rent Monthly Installment
     ------------------------------------------------------------------------
     July 1, 2005 - June 30, 2006        $34,923.00       $2,910.25
     ------------------------------------------------------------------------
     July 1, 2006 - June 30, 2007        $37,609.00       $3,134.08
     ------------------------------------------------------------------------
     July 1, 2007 - June 30, 2008        $40,296.00       $3,358.00
     ------------------------------------------------------------------------
     July 1, 2008 - June 30, 2009        $42,982.00       $3,581.83
     ------------------------------------------------------------------------
     July 1, 2009 - September 29, 2009   $45,669.00       $3,805.75
     ------------------------------------------------------------------------


      H. Lease Year shall mean each consecutive twelve (12) month period during the Term commencing on the Commencement Date.

      I. Permitted Use shall mean use as a branch bank and other general office use and for no other purpose, subject to all applicable laws and all rules and regulations of the Building and insurers of the Building.

      J. Person shall mean a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

      K. Premises shall be approximately 2,673 rentable square feet on the first floor of the Building as set forth on Exhibit A excluding the ATM Area as defined below.

      L. Prime Landlord shall have the meaning ascribed to such term in the Background.

      M. Prime Lease shall mean that certain Lease dated September 8, 1999 by and between Sub-Landlord and Prime Landlord, whereby Sub-Landlord has leased the Premises from the Prime Landlord, a copy of such Prime Lease being attached hereto and incorporated herein as Exhibit C.

      N. Rent shall mean all Fixed Basic Rent and Additional Rent and any other rent or other sums due under this Lease reserved under this Lease.


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      O. Sublease shall mean that certain Lease dated April 15, 2005 by and between Landlord and Sub-Landlord, whereby Landlord has leased the Premises from the Sub-Landlord, a copy of such Prime Lease being attached hereto and incorporated herein as Exhibit B.

      P. Tenant's Pro Rata Share shall mean an amount equal to one and twelve hundredths percent (1.12%), which percentage has been determined pursuant to the Prime Lease.

      Q. Term shall mean the period of time commencing on the Commencement Date and ending on the Expiration Date, unless otherwise terminated pursuant to the terms of this Lease.

2. Prime Lease and Premises.

      a) Landlord hereby demises and subleases the Premises to Tenant and Tenant hereby leases and takes the Premises from Landlord for the Term and upon the terms, covenants, conditions, and provisions set forth in this Lease. The Tenant's interest in the Premises as subtenant shall include the right, subject to the Prime Lease, in common with Prime Landlord, Landlord and other occupants of the Building, to use sidewalks, lobbies, hallways, entranceways, lavatory facilities and other facilities which are located within the Building and which are designated by Landlord or Prime Landlord from time to time for the use of all of the tenants of the Building (the "Common Facilities").

      b) Tenant acknowledges and agrees that this Lease is a sublease and is under and subject to all of the terms, covenants, conditions and agreements of the Sublease and the Prime Lease and the operation of the same. In the event of any termination of either the Sublease or the Prime Lease, for any reason whatsoever or howsoever, notwithstanding anything to the contrary in this Lease, this Lease shall terminate absolutely without liability to Landlord, Sub-Landlord or Prime Landlord. A true and correct copy of the Sublease and the Prime Lease are attached to this Lease and incorporated herein as Exhibit B and Exhibit C respectively. The terms, provisions, covenants and conditions of the Prime Lease are hereby incorporated herein by reference and made a part hereof and are and shall be superior to this Lease to the extent they impose duties or obligations on Landlord, as tenant. During the Term, as between Tenant and Landlord, Tenant hereby assumes and agrees to perform and be bound by all of the foregoing provisions of the Prime Lease which are incorporated herein as if Tenant were the "Tenant" under the Prime Lease, Landlord were the "Landlord" thereunder and the Premises were the "Premises" thereunder (except that Tenant shall also afford Prime Landlord any rights granted to Landlord in such provisions including any approval rights). Landlord shall have all of rights and remedies of the Sub-Landlord under the Sublease and the Prime Landlord under the Prime Lease as against Tenant. Tenant shall have none of the privileges, benefits or rights granted to Landlord, as tenant, under the Prime Lease or under the Sublease unless expressly granted to Tenant herein (including, without limitation, any renewal options or rights of first offer).

      c) Tenant acknowledges that Landlord, Prime Landlord and/or Prime Landlord's lender may have different interests in some circumstances; therefore, Tenant agrees that Landlord shall not be bound by any approval or consent provided by Sub-Landlord or Prime Landlord, or Prime Landlord's lender and that Landlord shall not be liable or responsible for any denial, delay or condition of approval or consent by Sub-Landlord, Prime Landlord or Prime Landlord's lender, which if not given, shall automatically result in the demand by Landlord of its consent or approval.



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      d) Except as otherwise expressly provided in this Lease, in the event of a conflict between the terms of the Sublease of the Prime Lease and the provisions of this Lease, the applicable provision which is more restrictive on Tenant, or which imposes the greater obligation on Tenant, shall control. Any capitalized terms used in this Lease and not otherwise defined herein, shall have the meanings prescribed for such terms in the Sublease or the Prime Lease.

3. As Is Condition of Premises. The Premises are being leased to Tenant in "AS-IS" condition without any obligation of the Landlord to make any alterations, improvements, or repairs. Tenant acknowledges that it has inspected the Premises and agrees to accept the same as of the date hereof in its current state of condition and repair and releases the Landlord from any and all claims in connection therewith.

4. Use of Premises. Tenant shall occupy the Premises throughout the Term and shall use the same solely for the Permitted Use. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Tenant shall keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises. Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators therein, by bringing in, placing, storing, installing or removing any large or heavy articles and Landlord may prohibit or may direct and control the location and size of safes and all other heavy articles and may require, at Tenant's sole cost and expense, supplementary supports of such material and dimensions as Landlord, Sub-Landlord or Prime Landlord may deem necessary to properly distribute the weight.

5. Fixed Basic Rent. Commencing on the Commencement Date and throughout the Term, Tenant shall pay to Landlord at the address listed in Section 31 hereof the Fixed Basic Rent, without notice or demand and without setoff or deduction, in equal monthly installments specified in Section 1(G), in advance, on the first day of each calendar month during the Term. If the Commencement Date falls on a day other than the first day of a calendar month, the Fixed Basic Rent shall be due and payable for such month, apportioned on a per diem basis for the period between the Commencement Date and the first day of the next first full calendar month in the Term and such apportioned sum shall be paid on the Commencement Date.

6. Additional Rent; Tenant's Personalty.

      a) Commencing on the Commencement Date, Tenant shall pay to Landlord as rent, all Additional Rent. Additional Rent shall be payable on or before the date when such payment is first due, either as provided for hereunder or pursuant to either the Sublease or the Prime Lease. If no date or time is specified, then all such Additional rent shall be due upon invoicing, without any deduction, offset or counterclaim of any kind for any reason whatsoever and without prior notice or demand.


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      b) Tenant shall pay all taxes imposed upon Tenant's occupancy, business, furnishings, trade fixtures, equipment or other personal property. If any such taxes are levied or assessed against Landlord Sub-Landlord or Prime Landlord or their respective interests in the Premises or the Building, or if the personal property located within the Premises causes an increase in the assessed value of the Premises or the Building, and Landlord elects to pay such taxes or such increase in taxes, Tenant shall reimburse Landlord for same upon demand.

7. Operating Costs; Real Estate Taxes.

      a) Tenant shall pay to Landlord, as Additional Rent, the Estimated Operating Costs Allocable to the Premises and the area adjacent to the Premises consisting of approximately 260 square feet and containing Landlord's automatic teller machines (the "ATM Area") payable by Landlord under the Sublease or by the Sub-Landlord under the Prime Lease. Such payments shall be due and payable on the first day of each calendar month during the Term, together with Fixed Basic Rent.

      b) Tenant shall pay to Landlord, as Additional Rent, the Estimated Property Taxes Allocable to the Premises payable by Landlord under the Prime Lease. Such payments shall be due and payable on the first day of each calendar month during the Term, together with Fixed Basic Rent.

8. Interest and Late Charge. Landlord may charge a late payment charge of five percent (5%) of any installment of Fixed Basic Rent or Additional Rent that is not paid on or before the due date thereof. Any amount due from Tenant to Landlord which is not paid when due shall bear interest ("Interest") at an interest rate equal to the Prime Rate published from time to time in the Money Rates column of the Wall Street Journal (East Coast Edition) plus 3% (or, if lower, the highest rate then allowed under the usury laws of the Commonwealth of Pennsylvania) from the date due until the date paid. The right of Landlord to charge a late charge and interest with respect to past due installments of Fixed Basic Rent and Additional Rent is in addition to Landlord's rights and remedies upon an event of default.

9. Indemnification. Tenant shall fully reimburse Landlord upon demand for any costs or expenses incurred by Landlord in connection with the terms and conditions set forth in Sublease or Section 4.12 of the Prime Lease by reason of or arising, directly or indirectly, from (i) Tenant's possession, use or occupancy of the Premises or the business conducted at the Premises, (ii) any act, omission or negligence of Tenant, or any of Tenant's agents, business invitees or customers, or (iii) any breach or default by Tenant under this Lease. This indemnity shall survive the expiration of the Term or earlier termination of this Lease and shall apply to any early entry to the Premises by or on behalf of Tenant.

10. Insurance.

      a) Tenant's Insurance.

         (i) Tenant covenants and represents, such covenants and representations being specifically designed to induce Landlord to execute this Lease, that during the entire Term, at its sole cost and expense, Tenant shall obtain, maintain and keep in full force and effect the following insurance:



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            (1) "All Risk" property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the Commonwealth of Pennsylvania upon property of every description and kind owned by Tenant and or under Tenant's care, custody or control located in the Building or within the Premises or for which Tenant is legally liable or installed by or on behalf of Tenant, including by way of example and not by way of limitation, alterations, equipment, inventory, furniture, fixtures, fittings, installations and any other personal property in an amount equal to the full replacement cost thereof.

            (2) Commercial General Liability Insurance coverage to include an endorsement covering Tenant's obligations pursuant to Section 9 hereof, covering personal injury, bodily injury and death and broad form property damage naming Landlord, Prime Landlord and Prime Landlord's mortgagee or trust deed holder and ground lessors (if any) as additional insureds in combined single limits of not less than Two Million Dollars ($2,000,000.00), which policy shall be payable on an "occurrence" basis and which limit shall be reasonably increased during the Term hereof at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from any changed used of the Premises.

            (3) Business interruption insurance in such amounts as will cover costs, damages, lost income, expenses, Fixed Basic Rent, Additional Rent and all other sums payable under this Lease and such other perils commonly insured against by prudent tenants or attributable to prevention or denial of access to the Premises or Building as a result of such perils.

            (4) Workers' Compensation insurance in form and amount as required by law.

            (5) Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Landlord, Prime Landlord or the mortgagees or ground lessors (if any) of Landlord, Sub-Landlord or Prime Landlord may require from time to time if in the opinion of Landlord, Prime Landlord or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

         (ii) All property insurance policies shall be taken out with insurers rated A- or better (or if such ratings are not in effect, the equivalent thereof) by Best Rating Service or any successor thereto (or if there be none, an organization having a National reputation) who are licensed to do business in the state in which the Building is located and shall be in form satisfactory, from time to time, to Landlord, Sublandlord and Prime Landlord. A policy or certificate evidencing such insurance together with a paid bill shall be delivered to Landlord prior to the Commencement Date hereof. Such insurance policy or certificate will provide an undertaking by the insurers to notify Landlord, Sub-Landlord, Prime Landlord and the mortgagees or ground lessors (if any) of Landlord and/or Prime Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Should a certificate of insurance initially be provided, a policy shall be furnished by Tenant within thirty (30) days of the Commencement Date. The aforesaid insurance shall be written with no deductible.



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         (iii) In the event of damage to or destruction of the Building or
Premises and this Lease is so terminated, Tenant shall immediately pay to Landlord all of its insurance proceeds, if any, relating to the leasehold improvements and alterations (but not Tenant's trade fixtures, equipment, furniture or other personal property of Tenant in the Premises) which have become Landlord's property on installation or would have become Landlord's property at the Term's expiration or sooner termination. If the termination of the Lease, at Landlord's election, is due to damage to the Building and if the Premises have not been so damaged, Tenant will deliver to Landlord in accordance with the provisions of this Lease the improvements and alterations to the Premises which have become an installation or would have become at the Term's expiration, Landlord's property.


         (iv) Tenant agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to this Lease) in or upon the Premises any article which may be prohibited by any insurance policy in force from time to time covering the Premises. In the event Tenant's occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for insurance carried from time to time by Landlord with respect to the Building, or the Premises, Tenant shall pay such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use and occupancy a schedule issued by the organization computing the insurance rate on the Premises showing the components of such rate shall be conclusive evidence of the items and charges making up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Building or Premises.

         (v) If any insurance policy carried by Tenant, Landlord Sub-Landlord or Prime Landlord shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises or Building or any part thereof by Tenant or any assignee or subtenant of Tenant or anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy the conditions giving rise to such cancellation or threatened cancellation or reduction in coverage on or before the earlier to occur of the following: (i) forty-eight (48) hours after notice thereof from Landlord or Prime Landlord, or (ii) prior to such cancellation or reduction becoming effective, then Tenant shall be in default and an event of default shall occur under this Lease and Landlord shall have all of the remedies available to Landlord pursuant to this Lease.

      b) Waiver of Subrogation. Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises or Building shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Landlord or Tenant) for all perils covered by such policy. Any and all policies carried by Tenant shall contain a waiver of subrogation as to Prime Landlord and any additional cost for the same shall be Tenant's sole responsibility. Except as aforesaid, should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional insured affording it the same coverage as that provided the party obtaining such coverage. Any provision of this Lease to the contrary notwithstanding, Landlord




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and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption), and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party's loss or damage is insured or, if not insured, was insurable under commercially available "all risk" property insurance policies, including additional coverages typically obtained by owners and tenants of comparable office buildings in the vicinity of the Building, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self insured in whole or in part or the amount of the releasing party's insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Landlord and Tenant shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability, without such insurance carriers having any rights of subrogation against the other party and in any and all cases, Tenant and its insurance carriers shall have no rights of subrogation as to Prime Landlord.

11. Repairs and Maintenance.

      a) Tenant shall, throughout the Term, and at Tenant's sole cost and expense, keep and maintain the Premises in good condition and repair, including performing all of the obligations of Sub-Landlord under Section 4.2 of the Prime Lease. Upon expiration of the Term or the earlier termination of this Lease, Tenant shall leave the Premises in good order, condition and repair, ordinary wear and tear excepted. Tenant shall not permit any waste, damage or injury to the Premises. Tenant shall not use or permit the use of any portion of the Common Facilities for other than their intended use as specified by the Landlord, Sub-Landlord or Prime Landlord from time to time.

      b) Notwithstanding the foregoing, repairs and replacements to the Premises and the Building arising out of or caused by Tenant's use, manner of use or occupancy of the Premises, by Tenant's installation of alterations, additions, improvements, trade fixtures or equipment in or upon the Premises or by any act or omission of Tenant or any employee, agent, contractor or invitee of Tenant shall be made at Tenant's sole cost and expense and Tenant shall pay Landlord, Sub-Landlord or Prime Landlord the cost of any such repair or replacement, as Additional Rent, upon demand.

12. Utilities and Services.

         It is the intention of the parties that Tenant be entitled to receive, with respect to Premises, the benefit of any services, utilities (including water and heating) repairs, maintenance, facilities and other ongoing services from Prime Landlord that Landlord, as tenant, receives with respect to the Premises under the Prime Lease and to the extent the foregoing are applicable to the Premises leased hereunder, subject in all cases to the terms of the Prime Lease. In connection with the foregoing, Tenant acknowledges and agrees that the foregoing described services can only be provided by Prime Landlord and that




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Landlord has no right or ability to control the same. As a result, to the extent
Prime Landlord has agreed in the Prime Lease to provide services, utilities, repairs, facilities and other services to Sub-Landlord, as tenant, including the services under Sections 3.5, 4.1 and 4.3 of the Prime Lease and provided such services are applicable to the Premises, and Landlord has rights under the Sublease to enforce that aforementioned provisions of the Prime Lease pursuant to any and all rights of Landlord contained the Sublease Landlord agrees, on behalf of Tenant, to enforce, in a reasonable manner and at Tenant's direction and cost, its rights against Prime Landlord under the Prime Lease. Tenant hereby releases and holds Landlord harmless from, and currently waives any claims arising in the future relating to, any damages, interference, costs and expenses incurred or suffered by Tenant as a result of (i) the failure of Prime Landlord to properly maintain, repair or operate the Premises and Building systems, and
(ii) the failure of Prime Landlord to supply any utility and other services to be provided to Landlord, as tenant, under the Prime Lease. The payment of Fixed Basic Rent and Additional Rent by Tenant pursuant to this Lease is an absolute and independent covenant and shall not be affected in any way by the failure of Prime Landlord to so maintain, repair or operate or to supply any such utility or services except if and to the extent Landlord's rental obligations to Prime Landlord under the Prime Lease are abated, reduced, suspended or offset with respect to the Premises as a result of the foregoing.

13. Governmental Regulations. Tenant shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal government or any department, commission, board of officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to the Premises or to the use or manner of use of the Building. Tenant shall not knowingly do or commit, or suffer to be done or committed anywhere in the Building, any act or thing contrary to any of the laws, ordinances, regulations and requirements referred to in this Section. Tenant shall give Landlord prompt written notice of any accident in the Premises and of any breakage, defect or failure in any of the systems or equipment servicing the Premises or the Building or any portion of the Premises or the Building. Tenant shall comply in all respects with Section 4.21 of the Prime Lease as if Tenant were the "Tenant" thereunder, including the obligation to indemnify Landlord and Prime Landlord for all losses, costs, expenses, assessments or fees incurred by Landlord and/or Prime Landlord due to Tenant's failure to completely discharge and comply with its responsibilities and obligations thereunder.

14. Alterations, Additions and Fixtures.

         Tenant shall not make or permit to be made any alterations, installations, decorations, improvements or additions to the Premises or Building, including the erection or installation of any signs, changing of any locks on doors, disturb any floor covering, wall covering, fixtures, plumbing or wiring (collectively, "Tenant Changes"), without on each occasion first presenting plans and specifications to Landlord and obtaining both Landlord's and Prime Landlord's prior written consent. If Landlord and Prime Landlord consent to any proposed alterations, improvements or additions, then Tenant at Tenant's sole cost and expense, may make the proposed alterations, improvements and additions provided that: (i) Tenant supplies any necessary permits; (ii) such alterations and improvements do not, in Landlord's, Sub-Landlord or Prime Landlord's judgment, impair the structural strength of the Building or any other improvements and are at least equal in quality to the Building's minimum standard tenant improvements; (iii) Tenant takes or causes to be taken all steps that are otherwise required by Section 15 of this Lease and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborer's




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or materialman's lien upon the Premises or the Building; (iv) Tenant uses contractors and mechanics approved by Landlord and Prime Landlord; (v) the occupants of the Building and of any adjoining real estate owned by Landlord, Sub-Landlord or Prime Landlord are not annoyed or disturbed by such work; (vi) the alterations, improvements or additions shall be installed in accordance with the approved plans and specifications and completed according to a construction schedule approved by Landlord and Prime Landlord; and (vii) Tenant provides payment and performance bonds and proof of insurance of the types and coverage amounts required by Landlord and Prime Landlord and by insurance companies with a policyholder rating of A- or better as rated by "Best's Key Rating Guide" for insurance companies at the time such insurance is procured. Any and all alterations, improvements and additions to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease; at that time all such alterations and additions shall remain on the Premises and become the property of Landlord without payment by Landlord unless, upon the termination of this Lease, Landlord instructs Tenant in writing to remove the same in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Building or the Premises caused by the installation or removal. Tenant shall pay to Landlord, upon demand, the cost and expense incurred by Landlord in reviewing Tenant's plans and specifications.

         All Tenant Changes shall be performed by contractors employed by Tenant under one or more construction contracts in form and substance approved in advanced in writing by Landlord and Prime Landlord, in their respective discretions. Prime Landlord and Landlord may withdraw consent to the continuation of work on any of the Tenant Changes in the event any of Tenant's general contractors, subcontractors, workers or suppliers cause, in the opinion of Sub-Landlord, Prime Landlord, or Landlord, any disharmony or any interference in the work of general contractors, subcontractors, workers or suppliers of Landlord, Sub-Landlord, Prime Landlord or any other tenant or subtenant in the Building. All Tenant Changes must be completed in the manner required by the terms of the Sublease and the Prime Lease, including, without limitation, the provisions of Section 4.5 thereof.

         Tenant shall be responsible for all damage to the Premises or the Building caused by Tenant or any of Tenant's general contractors, subcontractors, workers or suppliers. Tenant agrees to indemnify, defend and hold harmless the Landlord, Prime Landlord, and their respective employees, agents, successors and assigns, from and against any and all damage, claim, liability or loss, including reasonable attorneys' and other fees, arising out of or in any way connected to the Tenant Changes and/or to any defect in design, material or workmanship of any Tenant Changes.

15. Mechanic's Liens. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises or the Building so as to minimize the possibility of a lien attaching to the Premises or the Building. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises or the Building. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall cause such lien or notice of lien to be discharged of record by payment, deposit, bond or otherwise within fifteen (15) days after the filing thereof or after Tenant's receipt of notice thereof, whichever is earlier, regardless of the validity of such lien or claim. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within such fifteen (15) day period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses including, without limitation, attorneys' fees incurred by Landlord in connection therewith, together with Interest from the respective dates of Landlord's making such payment or incurring such cost or expense, which shall constitute Additional Rent payable under this Lease promptly upon demand therefor. Nothing in this Lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Further, notwithstanding anything to the contrary contained in this Lease, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request by Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Building or any part of any thereof, nor as giving Tenant any right, power or authority to contract or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Building or any part of any thereof. Throughout this Lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon the Premises or the Building or any interest therein or income therefrom on account of any mechanic's, laborer's or materialman's lien or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialman or laborer and shall include without limitation any mechanic's notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person entitled to any mechanic's lien.

16. Landlord's Right of Entry.

      a) Tenant shall permit Landlord and Prime Landlord and the authorized representatives of each and of any mortgagee or any prospective mortgagee or any prospective tenant or purchaser of the Building to enter the Premises at all reasonable times, with one (1) Business Days' prior notice to Tenant, for the purpose of (i) inspecting the Premises or (ii) making any necessary repairs to the Premises or to the Building and performing any work therein. During the progress of any work on the Premises or the Building, Landlord will attempt not to inconvenience Tenant, but neither Landlord nor Prime Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.

      b) Landlord, Sub-Landlord or Prime Landlord shall have the right at all reasonable times, with prior notice to Tenant, to enter and to exit the Premises for the purpose of inspection or showing the Premises in connection with a sale or mortgage and to enter upon and to exhibit the Premises to any prospective tenant.

      c) If the Premises are vacated or abandoned by Tenant, Landlord and/or Prime Landlord shall be permitted to show the Premises at any time and to prepare the Premises for re-occupancy.

      d) Tenant shall give Landlord thirty (30) days' prior written notice before vacating the Premises at the end of the Term or earlier expiration of this Lease to permit Landlord to meet its obligations under the Sublease or to permit Sub-Landlord to meet its obligations under Section 4.8 of the Prime Lease with respect to notice to Prime Landlord and arrangement of a joint inspection.

17. Damage by Fire or Other Casualty; Condemnation. This Lease shall be subject to the operation of the terms and the rights of Prime Landlord, Sub-Landlord and Landlord under and pursuant to the Sublease or the Prime Lease in the event of damage or destruction to the Building or the Premises by fire or other casualty or in the event of a condemnation. In the event Prime Landlord, Sub-Landlord or Landlord has the right to terminate the Prime Lease or the Sublease pursuant thereto, and either elects to do so, this Lease shall automatically terminate upon such termination of the Prime Lease or the Sublease.

18. Non-Abatement of Rent. Except as otherwise expressly provided in the Prime Lease, there shall be no abatement or reduction of the Fixed Basic Rent, Additional Rent or other sums payable under this Lease for any cause whatsoever and this Lease shall not terminate, nor shall Tenant be entitled to surrender the Premises, in the event of fire, casualty or condemnation or any default by Landlord under this Lease or the Sub-Landlord under the Sublease or the Prime Landlord under the Prime Lease.

19. Quiet Enjoyment. Tenant, upon paying the Fixed Basic Rent, Additional
Rent and other charges herein required and observing and keeping all covenants, agreements and conditions of this Lease, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease, the Prime Lease and any and all mortgages now or hereafter existing, to which this Lease shall be subordinate. Tenant acknowledges the provisions of Section 2(b) hereof and agrees that in the event of a termination of this Lease pursuant to a termination of either the Sublease or the Prime Lease, Tenant shall have no claim or cause of action against Landlord, Sub-Landlord or Prime Landlord.

20. Rules and Regulations. This Lease is subject to any rules and regulations prescribed by the Prime Landlord, from time to time, at its sole discretion (the "Rules and Regulations"). The Tenant shall comply at all times with the Rules and Regulations and shall cause its agents, employees, invitees, visitors, and guests to do so. Landlord shall not be responsible to Tenant for non-observance or violation of any of the Rules and Regulations by any tenant of the Building.

21. Assignment and Subletting.

      a) Tenant may not assign this Lease or sublet the whole or any portion of the Premises without Landlord's, Sub-Landlord's and Prime Landlord's prior written consent, which may be granted or withheld in their respective sole and exclusive discretions. Tenant shall cooperate with Landlord and shall comply in all respects with Section 4.16 of the Prime Lease, including, without limitation, providing Landlord, Sub-Landlord and Prime Landlord with the information, notices, processing fees, payments of rent and documentation required by such Section.

      b) Any transfer, assignment or hypothecation of any stock or interest in, or the assets of, Tenant which is either: (i) greater than fifty percent (50%) of such stock, interest or assets, or (ii) intended to avoid the provisions of this Section 21, shall be subject to Section 21(a) hereof in all respects.

      c) In the event Prime Landlord, Sub-Landlord and Landlord shall consent to any proposed assignment or sublet of the whole or any portion of the Premises, and Tenant receives rent or other payments in connection with such assignment or sublet which, either initially or over the term of such assignment or sublet, equals an amount greater than the sum of Fixed Basic Rent and Additional Rent due annually hereunder, Tenant shall pay to Landlord fifty percent (50%) of such excess.

22. Subordination. This Lease and Tenant's rights under this Lease shall be subject and subordinate at all times in lien, operation and priority to the Prime Lease, any mortgage or other encumbrance now or hereafter placed upon or affecting the Building or the Premises and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this Lease to the Sublease and to the Prime Lease or the lien of any mortgage, if requested to do so by Landlord, Sub-Landlord or Prime Landlord, and any further instrument or instruments of attornment that may be desired by any such mortgagee, Prime Landlord, Sub-Landlord or Landlord. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by giving notice in writing to Tenant and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery. In that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee.

23. Curing Tenant's Defaults. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may, without any obligation to do so and in addition to any other rights it may have in law or equity, elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including Interest thereon from the respective dates of Landlord's making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed Additional Rent payable within ten (10) days of demand.

24. Surrender.

      a) At the expiration of the Term or earlier termination of this Lease, Tenant shall promptly yield up the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises in a condition which is clean of garbage and debris and broom clean and in the same condition, order and repair in which they are required to be kept throughout the

Term, ordinary wear and tear excepted. So long as Tenant is not in default under or pursuant to this Lease, Tenant shall be entitled to remove its furniture, trade fixtures and moveable equipment from the Premises prior to the expiration of the Term or the earlier termination of this Lease, subject to Tenant's repair and restoration obligations pursuant to this Lease.

      b) If Tenant, or any person claiming through Tenant, continues to occupy the Premises after the expiration of the Term or earlier termination of this Lease or any renewal thereof without prior written consent of Landlord, such holding over by Tenant shall constitute an event of default under this Lease and shall be subject to all the remedies set forth in this Lease.

25. Defaults and Remedies.

      a) Defaults. It shall be a default or event of default under this Lease if any one or more of the following events occurs:

         (i) Tenant fails to pay in full, when due and without demand, any and all installments of Fixed Basic Rent or Additional Rent or any other charges or payments due and payable under this Lease whether or not herein included as rent.

         (ii) Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition contained in this Lease.

         (iii) Tenant abandons or vacates the Premises without notice and without having first paid to Landlord in full all Fixed Basic Rent, Additional Rent and other charges that have become due as well as all which will become due thereafter through the end of the Term.

         (iv) Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver or similar official for any of Tenant's or Guarantor's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable.

         (v) Tenant causes or permits a default to occur, continue or exist under the Prime Lease.

         (vi) Any information furnished by or on behalf of Tenant to Landlord in connection with this Lease is determined to have been materially false and/or misleading when made.

      b) Remedies. Upon the occurrence of an event of default under this Lease, Landlord shall have all of the following rights:

         (i) Landlord may charge a late payment charge of five (5%) percent of any amount owed to Landlord pursuant to this Lease which is not paid on or before the due date which is set forth in the Lease or, if a due date is not specified in this Lease, within twenty (20) days of the mailing of a bill therefor by Landlord. If Landlord incurs a late charge in connection with any payment which Tenant has failed to make within the times required in this Lease, Tenant shall pay Landlord, in addition to such payment due, the full amount of such late charge incurred by Landlord. Nothing in this Lease shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord's imposing or accepting any such late charge(s) and/or interest; the right to collect such late charge(s) and/or interest is separate and apart from any rights relating to remedies of Landlord after default by Tenant including, without limitation, the rights and remedies of Landlord provided herein.

         (ii) Landlord may accelerate the whole or any part of the Fixed Basic Rent and all Additional Rent for the entire unexpired balance of the Term, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, and any Fixed Basic Rent or other charges, payments, costs and expenses so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears and any other charge or payment herein reserved, included or agreed to be treated or collected as rent and any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this Lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance.

         (iii) Landlord may re-enter the Premises and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and Landlord may repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Term and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting, including all costs of alterations and repairs; second, to the payment of any indebtedness other than Fixed Basic Rent, Additional Rent or other charges due hereunder from Tenant to Landlord; third, to the payment of Fixed Basic Rent, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If rentals received from reletting during any month are less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of termination is given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

         (iv) Landlord may terminate this Lease and the Term without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Upon such termination, Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the Fixed Basic Rent and Additional Rent reserved for the balance of the Term, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant all of which amount shall be immediately due and payable from Tenant to Landlord upon demand therefor.

         (v) Confession of Judgment. FOR VALUE RECEIVED AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, TENANT DOES HEREBY EMPOWER ANY PROTHONOTARY OR ANY ATTORNEY OR ANY COURT OF RECORD WITHIN THE UNITED STATES OR THE COMMONWEALTH OF PENNSYLVANIA, TO APPEAR FOR TENANT AND WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT OR A SERIES OF JUDGMENTS AGAINST TENANT AND IN FAVOR OF LANDLORD, ITS SUCCESSORS OR ASSIGNS, AS OF ANY TERM OR TERMS, FOR THE SUM DUE BY REASON OF SAID DEFAULT IN THE PAYMENT OF FIXED BASIC RENT, ADDITIONAL RENT AND OTHER SUMS DUE UNDER THIS LEASE, AND ACCELERATED RENT AND FOR THE SUM DUE BY REASON OF ANY BREACH OF COVENANT OR CONDITION BROKEN BY TENANT, WITH COSTS OF SUIT AND ATTORNEYS' COMMISSION OF TEN PERCENT (10%) FOR COLLECTION, AND FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION THEREON WITHOUT STAY OF EXECUTION. TENANT WAIVES AND RELEASES ALL ERRORS, DEFECTS AND IMPERFECTIONS IN ENTERING SAID JUDGMENT OR IN ANY WRIT, OR PROCESS OR PROCEEDING THEREON AND FOR THE CONFESSION AND ENTRY OF SUCH JUDGMENT, THIS LEASE OR A TRUE AND CORRECT COPY THEREOF SHALL BE SUFFICIENT WARRANT AND AUTHORITY. THE AUTHORITY AND POWER CONTAINED HEREIN SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS THERE IS AN OCCURRENCE OF ANY EVENT OF DEFAULT, AND FURTHERMORE SUCH AUTHORITY AND POWER MAY BE EXERCISED DURING THE ORIGINAL TERM AND ANY EXTENSION OR RENEWAL THEREOF, OR AFTER THE EXPIRATION OR EARLIER TERMINATION OF THE TERM HEREOF.

         FOR VALUE RECEIVED AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, OR UPON TERMINATION OF THE TERM OF THIS LEASE OR OTHER TERMINATION OF THIS LEASE DURING THE TERM OR ANY RENEWAL THEREOF, TENANT FURTHER AUTHORIZES AND EMPOWERS ANY SUCH ATTORNEY OR PROTHONOTARY (EITHER IN ADDITION TO OR WITHOUT SUCH JUDGMENT FOR THE AMOUNT DUE ACCORDING TO THE TERMS OF THIS LEASE) TO APPEAR FOR TENANT AND ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH TENANT, AND CONFESS JUDGMENT FORTHWITH AGAINST TENANT AND SUCH OTHER PERSONS AND IN FAVOR OF LANDLORD IN AN AMICABLE ACTION OF EJECTMENT FOR THE PREMISES FILED IN THE COMMONWEALTH OF PENNSYLVANIA, WITH RELEASE OF ALL ERRORS AND WITHOUT STAY OF EXECUTION. LANDLORD MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR

POSSESSION OF THE PREMISES AND, AT LANDLORD'S OPTION, FOR THE AMOUNT OF ANY JUDGMENT, AND ALL COSTS, INCLUDING THE FEES OF ATTORNEYS AND OTHER PROFESSIONALS AND EXPERTS, WITHOUT LEAVE OF COURT, AND LANDLORD MAY, BY LEGAL PROCESS, WITHOUT NOTICE RE-ENTER AND EXPEL TENANT FROM THE PREMISES, AND ALSO ANY PERSONS HOLDING UNDER TENANT FOR WHICH THIS LEASE OR A TRUE AND CORRECT COPY THEREOF SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE TERMINATED AND POSSESSION REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT, OR UPON THE TERMINATION OF CANCELLATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE AMICABLE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION AS AFORESAID.

         c) Waiver of Jury Trial. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT (A) THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OF OCCUPANCY OF THE PREMISES OR CLAIM OF INJURY OR DAMAGE, AND (B) IN ANY ACTION ARISING HEREUNDER, THE LEGAL FEES OF THE PREVAILING PARTY WILL BE PAID BY THE OTHER PARTY TO THE ACTION.

         d) Non-Waiver. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any event of default by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent event of default.

         e) Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute. Landlord shall have no duty to mitigate its damages in the event of Tenant's default under this Lease.

26. Condition of Premises. Tenant represents that the Building and the Premises and the present uses and non-uses thereof have been examined by Tenant and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, the nature, condition or usability thereof or the use or uses to which the Premises and the Building or any part thereof may be put under present zoning ordinances or otherwise. Tenant's occupancy of the Premises shall constitute acceptance of the Premises.

27. Hazardous Substances.

         a) Tenant shall not cause or allow the generation, treatment, storage or disposal of Hazardous Substances on or near the Premises or Building. "Hazardous Substances" shall mean (i) any hazardous substance as that term is now or hereafter defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended,
(ii) any hazardous waste or hazardous substance as those terms are now or hereafter defined in any local, state or Federal law, regulation or ordinance not inapplicable to the Premises and Building, or (iii) petroleum including crude oil or any fraction thereof. In the event Tenant uses any Hazardous Substances, Tenant shall dispose of such substances in accordance with all applicable Federal, state and local laws, regulations and ordinances.

         b) Tenant agrees to indemnify, defend and hold harmless the Landlord, its employees, agents, successors, and assigns, from and against any and all damage, claim, liability, or loss, including reasonable attorneys' and other fees, arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Tenant, its employees, agents, contractors, or invitees, on or near the Premises or Building. Such duty of indemnification shall include, but not be limited to damage, liability, or loss pursuant to all Federal, state and local environmental laws, rules and ordinances, strict liability and common law.

         c) Tenant agrees to notify Landlord immediately of any disposal of Hazardous Substances in the Premises or Building, of any discovery of Hazardous Substances in the Premises or the Building, or of any notice by a governmental authority or private party alleging or suggesting that a disposal of Hazardous Substances on or near the Premises or Building may have occurred. Furthermore, Tenant shall provide the Landlord with full and complete access to any documents or information in its possession or control relevant to the question of the generation, treatment, storage, or disposal of Hazardous Substances on or near the Premises or the Building.

28. Recording. Neither this Lease nor a memorandum of this Lease shall be recorded in any public records without the written consent of Landlord.

29. Broker. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, agent or finder in connection with this Lease, except for Broker, and Tenant hereby agrees to indemnify Landlord against any claim for commission or other compensation in connection with this Lease made against Landlord by any other broker, agent or finder with whom Tenant has dealt, including reasonable attorney's fees incurred by Landlord in the defense of any such claim. Landlord shall pay any commission due to Broker and shall indemnify Tenant against any claim for commission or other compensation in connection with this Lease made against Tenant by the Broker.

30. Prime Landlord Consent. This Lease is subject to Prime Landlord's execution and delivery to Landlord and Tenant of a form of consent to sublease, reasonably acceptable to Prime Landlord, Landlord and Tenant. If Prime Landlord has not executed and delivered such a consent within forty-five (45) days of the execution of this Lease, Landlord may terminate this Lease by fifteen (15) days notice to Tenant.

31. Notices. All notices, demands, requests, consents, certificates, and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:

                 If to Landlord:       United Bank of Philadelphia
                                       30 South 15th Street, Suite 1200
                                       Philadelphia, Pennsylvania 19101
                                       Attention: Evelyn F. Smalls

                 With a copy to:       Love and Long, L.L.P.
                                       108 Washington Street
                                       Newark, New Jersey  07102
                                       Attention:  Reginald A. Long, Esquire

                 If to Tenant:         U. S. Mortgage Bankers, Inc.
                                       3 United States Avenue
                                       Gibbsboro, New Jersey 08026
                                       Attention: Charles E. Barry, Jr.
                 With a copy to:       ______________________
                                       ______________________
                                       ______________________

Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall thereafter be sent. All notices shall be effective upon receipt or rejection of receipt by the addressee.

32. Irrevocable Offer: No Option. Although Tenant's execution of this Lease shall be deemed an offer irrevocable by Tenant, the submission of this Lease by Landlord to Tenant for examination shall not constitute a reservation of or option for the Premises. This Lease shall become effective only upon execution thereof by an authorized officer of the Landlord on behalf of Landlord and by an authorized officer of Tenant.

33. Inability to Perform. If Landlord is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor disharmony, acts of war, acts of terrorism (either domestically or overseas), acts of bioterrorism (either domestically or overseas) or any cause whatsoever beyond Landlord's control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord.

34. Survival. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term, whether by lapse of time or otherwise, shall not relieve Tenant from its obligations accruing prior to the expiration of the Term.

35. Corporate Tenants. If Tenant is a corporation, the person(s) executing this Lease on behalf of Tenant hereby covenant(s) and warrant(s) that: (i) Tenant is a duly formed corporation in the state in which the Premises is located, (ii) Tenant will remain incorporated in such state or qualified to do business in such state throughout the Term and any renewals thereof, and
(iii)such persons are duly authorized by such corporation to execute and deliver this Lease on behalf of the corporation.

36. Waiver of Invalidity of Lease. Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or make any claim that the Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, without limitation, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements and each party hereby waives the right to assert any such defenses or make any claim of invalidity or unenforceability due to any of the foregoing.

37. Rights Reserved by Landlord. Landlord waives no rights, except those that may be specifically waived herein, and explicitly retains all other rights including, without limitation, the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

         a) To install, affix and maintain any and all signs on the exterior and on the interior of the Building or the Premises;

         b) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and during the continuance of any of such work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of Common Facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable;

         c) To furnish door keys for the entry door(s) in the Premises on the Commencement Date and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks and not to affix locks on doors without the prior written consent of the Landlord. Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises;

         d) To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal load per square foot designated by the structural engineers for the Building and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times, in such manner and upon such terms as Landlord shall direct in writing;

         e) To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises.

38. Miscellaneous.

         a) Entire Agreement. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Building. No rights, easements or licenses are acquired in the Premises by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

         b) Modification. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. In addition, Tenant agrees to make such changes to this Lease as are required by any mortgagee, provided such changes do not substantially affect Tenant's rights and obligation under this Lease.

         c) Interpretation. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

         d) Exhibits. Each writing or plan referred to herein as being attached as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part of this Lease.

         e) Captions and Headings. The captions and headings of sections, subsections and the table of contents herein are for convenience only and are not intended to indicate all of the subject matter in the text and they shall not be deemed to limit, construe, affect or alter the meaning of any provisions of this Lease and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

         f) Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         g) Joint and Several Liability. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations under this Lease shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other persons shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other legal entity, the members of which are, by virtue of any applicable law or regulation, subject to personal liability, the liability of each such member shall be joint and several.

         h) No Representations by Landlord. Landlord and Landlord's agents have made no representations, agreements, conditions, warranties, understandings or promises, either oral or written, other than as expressly set forth in this Lease, with respect to this Lease, the Premises, and/or the Building.

         i) Relationship of Parties. This Lease shall not create any relationship between the parties other than that of sub-landlord and subtenant.

         j) Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one in the same instrument.

         k) Choice of Law. The terms of this Lease shall be construed under the laws of the Commonwealth of Pennsylvania, without regard to its internal conflicts of law principles.

         l) Time is of the Essence. Time is of the essence in all provisions of this Lease.



                            (Signature Page Follows)

          IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and date first above written.

                    LANDLORD:

                    UNITED BANK OF PHILADELPHIA, a Pennsylvania banking corporation,

                    By: ____________________________________

                    Name: __________________________________

                    Title: ___________________________________


                    TENANT:

                    U. S. MORTGAGE BANKERS,
                    INC., a New Jersey corporation,

                    By: ____________________________________

                    Name: __________________________________

                    Title: ___________________________________

                                    EXHIBIT A

                                    PREMISES

                                    EXHIBIT B

                                    SUBLEASE

                                    EXHIBIT C


                                   PRIME LEASE